Exhibit 3.2.6

AMENDED AND RESTATED BYLAWS OF

WEST COAST REALTY INVESTORS, INC.

DATED NOVEMBER 15, 2002

Article 1

Offices

1.1 Registered Office. The initial registered office of the Corporation shall be in Dover, Delaware, and the initial registered agent in charge thereof shall be The Prentice-Hall System Corporation, Inc.

1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board”) may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

Article 2

Meetings of Stockholders

2.1 Place of Meetings. All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board, the Chairman of the Board or the President.

2.2 Annual Meetings. The Corporation shall hold annual meetings of stockholders on the first Tuesday in June at 10:00 a.m. or at such other date and time as shall be designated from time to time by the Board, the Chairman of the Board or the President, at which meeting the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.3 Special Meetings. Special meetings of the stockholders for any purpose may be called at any time only by the written request of the Board, the Chairman of the Board, the Chief Executive Officer or the President of the Corporation. Such request shall state the purpose or purposes of the proposed meeting.

2.4 Notice of Meetings. Notice of any meeting of stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote as such meeting not less than 10 days nor more than 60 days before the date of the meeting, except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).

2.5 Waivers of Notice. Whenever the giving of any notice is required by statute, the Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate”) or these Bylaws, a waiver thereof, delivered to the Corporation in accordance with applicable law, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder at the beginning of the meeting objects to the transaction of any business because the meeting is not lawfully called or convened.

2.6 Notice of Stockholder Business and Nominations.

2.6.1 Annual Meetings of Stockholders.

(a) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (2) by or at the direction of the Board or (3) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.6 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.6.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of Section 2.6.1(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (1) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(c) Notwithstanding anything in the second sentence of Section 2.6.1(b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.6 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

2.6.2 Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.6 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.6. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.6.1(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

2.6.3 General.

(a) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.6 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.6. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (1) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.6 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (3)(iv) of Section 2.6.1(b) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.6, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.6, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(b) For purposes of this Section 2.6, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(c) Notwithstanding the foregoing provisions of this Section 2.6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.6. Nothing in this Section 2.6 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.7 List of Stockholders. After the record date for a meeting of stockholders has been fixed, the officer who has charge of the stock ledger of the Corporation shall, at least 10 days before such meeting, make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, as required by applicable law. The stock ledger of the Corporation shall be the only evidence as to the stockholders entitled to examine the list required by this Section 2.7 or to vote in person or by proxy at any meeting of stockholders.

2.8 Quorum of Meetings. Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by the Delaware General Corporation Law or by the Certificate, the holders of a majority in voting power of the stock of the Corporation issued and outstanding and entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Once a share is represented for any purpose at a meeting (other than solely to object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority in voting power of the voting shares represented at a meeting, whether or not a quorum is present, and the person presiding over the meeting may adjourn such meeting from time to time. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

2.9 Voting and Proxies. Unless otherwise provided by the Delaware General Corporation Law or by the Certificate, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation’s capital stock that has voting power and that is held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Delaware General Corporation Law, the Certificate, or any rules or regulations applicable to the Corporation or any of its securities requires a greater number of affirmative votes (in which case such different requirement shall apply). Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election (provided a quorum exists), and the election of directors need not be by written ballot. The Board, in its discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.10 Inspectors of Election. The Board, or if the Board fails to do so, the person presiding at the meeting shall appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies and ballots, and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the result, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. The inspectors may appoint and retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

2.11 Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Article 3

Directors

3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate, these Bylaws or agreements among stockholders which are otherwise lawful.

3.2 Number and Election. The number of directors that shall constitute the whole board shall not be fewer than three nor more than 10. Within the limits above specified, the number of directors shall be determined solely by resolution of the Board. Directors shall be elected only by stockholders at annual meetings of stockholders or by stockholders at special meetings of stockholders called for such purpose in accordance with Section 2.3 hereof, other than the initial Board and except as provided in Section 3.3 hereof in the case of vacancies and newly created directorships. Each director elected shall hold office for the term for which such director is elected and until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.

3.3 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall only be filled, for the unexpired term, by the concurring vote of a majority in voting power of the directors then in office.

3.4 Meetings.

3.4.1 Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.4.2 Special Meetings. Special meetings of the Board may be called by any member of the Board or the President on one day’s notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), electronic mail, facsimile transmission or other electronic transmission, and on five days’ notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

3.4.3 Telephone Meetings. Members of the Board may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

3.4.4 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and the writing or writings or the electronic transmission or electronic transmissions are delivered to the Corporation for inclusion in the Minute Book of the Corporation.

3.4.5 Waiver of Notice of Meeting; Presumption of Assent. A director may waive any notice required by statute, the Certificate or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing or by electronic transmission, by the director entitled to the notice, and delivered to the Corporation for inclusion in the Minute Book of the Corporation. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to the transaction of any business because the meeting is not lawfully called or convened.

3.4.6 Quorum and Vote at Meetings. At all meetings of the Board, a quorum of the Board consists of a majority of the total number of directors prescribed pursuant to Section 3.2 hereof (or, if no number is prescribed, the number in office immediately before the meeting begins). The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate or by these Bylaws. In the absence of a quorum for any meeting of the Board, a majority of the directors present thereat may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.5 Compensation of Directors. The Board shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Article 4

Committees of the Board

4.1 Creation of Committees. The Board may by resolution create one or more committees and appoint members of the Board to serve on them. The Board shall create (a) an Audit Committee for the purpose of examining and considering matters relating to the financial affairs of the Corporation, and (b) a Compensation Committee for the purpose of establishing and implementing an executive compensation policy and administering and granting stock options. Each committee may have one or more members, who serve at the pleasure of the Board, provided that each Audit Committee shall consist entirely of directors who are not employees of the Corporation and, in addition if applicable, satisfy such other standards of independence and professional experience as may be established by the self-regulatory organization or exchange with which the Corporation has listed its securities. The same rules that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board apply to committees and their members as well.

4.2 Committee Authority. To the extent specified by the Board or in the Certificate, each committee may exercise the authority of the Board, except that a committee may not:

(a) approve or adopt, or recommend to stockholders, action that is required by the Delaware General Corporation Law to be approved by stockholders, or

(b) adopt, amend or repeal these Bylaws.

Article 5

Officers

5.1 Positions. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary and a Treasurer, and such other officers as the Board (or an officer authorized by the Board) from time to time may appoint, including one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Chairman of the Board shall preside over all meetings of the Board and the stockholders. Each other officer shall exercise such powers and perform such duties as from time to time may be specified by the Board or by any officer(s) authorized by the Board to prescribe the duties of such other officers. In the absence of action by the Board, the officers shall have such powers and duties as generally pertain to their respective offices. Any number of offices may be held by the same person, except that in no event shall one person hold all three offices of Chairman of the Board, President and Secretary.

5.2 Powers.

5.2.1 In the absence of action by the Board, each officer shall have such duties and powers as are commonly incident to such officer’s office and such additional duties and powers as the Board may from time to time authorize.

5.2.2 Powers of attorney, proxies, waivers of notice of meetings, consents and other instruments relating to securities or partnership interests owned by the Corporation may be executed in the name of and on behalf of the Corporation by any executive officer of the Corporation and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or at any meeting of any partnership in which the Corporation owns an interest, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities or partnership interest and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The foregoing authority shall also include the right to consent to any such action in writing or by electronic transmission.

5.3 Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualified or until their death, earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. The foregoing authority shall also include the right to consent to any such action in writing or by electronic transmission.

5.4 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

Article 6

Capital Stock

6.1 Certificates of Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates, and upon request, every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chairman of the Board or the President, and by the Secretary or any Assistant Secretary. Any or all signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

6.2 Lost Certificates. Any executive officer may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as such officer shall require and/or to give the Corporation a bond, in such sum as such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

6.3 Record Date.

6.3.1 Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; and (2) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

6.3.2 Stockholders of Record. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the Delaware General Corporation Law.

Article 7

Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) against liability asserted against or incurred by such person in such capacity or arising from such person’s status as such (whether or not the Corporation would have the power to indemnify such person against the same liability).

Article 8

Indemnification, Liability of Directors and Officers, and Related Matters

8.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the

Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board.

8.2 Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 8 or otherwise.

8.3 Claims. If a claim for indemnification or advancement of expenses under this Article 8 is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

8.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 8 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

8.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

8.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 8 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

8.7 Other Indemnification and Prepayment of Expenses. This Article 8 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

8.8 Right of Directors, Officers and Others to Own Shares or other Property and to Engage in Other Business. Any director, Affiliate, officer, employee or agent of the Corporation may acquire, own, hold, and dispose of shares of the Corporation’s capital stock for his individual account, and may exercise all rights of a stockholder to the same extent and in the same manner as if he were not a director, officer, employee, or agent of the Corporation. (An “Affiliate” of another Person includes any of the following: (a) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (b) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such other Person, (c) any executive officer, director, trustee or general partner of such other Person, (d) any legal entity for which such Person acts as an officer, director, trustee or partner, and (e) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person. “Person” means any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.) Any director, Affiliate, officer, employee, or agent of the Corporation may have personal business interests and may engage in personal business activities; these interests and activities may include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of others, of interests in mortgages, interests in real property including, but not limited to, real property investments presented to and rejected by the Corporation, or interests in Persons engaged in real estate business. Any director, officer, employee, or agent of the Corporation may (a) be interested as director, officer, director, stockholder, partner, member, advisor, or employee of or otherwise have a direct or indirect interest in any Person who may be engaged to render advice or services to the Corporation, and (b) receive compensation from such Person as well as compensation as director, Affiliate, officer, or otherwise hereunder. None of these activities shall be deemed to conflict with his duties and powers as director, officer, employee, or agent. Any director, Affiliate, officer, employee, or agent of the Corporation may engage with or for others in business activities of types conducted by the Corporation and shall not have any obligation to present to the Corporation any investment opportunities which come to them other than in their capacities as directors, officers, employees, or agents, regardless of whether those opportunities are within the Corporation’s investment policies. Notwithstanding the foregoing, each director shall disclose to the Corporation any interest he has in any investment opportunity presented to the Corporation and any such interest known by him to be held by any person of which he is an Affiliate.

8.9 Transactions Between the Corporation and Affiliated Persons. In the absence of fraud, except as prohibited by these Bylaws, a contract, act, or other transaction that is between the Corporation and any other Person or in which the Corporation is otherwise interested shall be valid even though (a) one or more directors or Corporation officers are directly or indirectly interested in or connected with, or are trustees, partners, directors, officers or retired officers of, such other Person, or (b) one or more directors or Corporation officers, individually or jointly with others, are a party or are parties to, directly or indirectly interested in, or otherwise connected with, such contract, act, or transaction. No director or officer shall be under any disability from or have any liability as a result of entering into any such contract, act, or transaction unless he is aware of the conflict or relationship, provided that:

(a) such interest or connection is disclosed or known to the directors and thereafter the directors authorize such contract, act, or other transaction by vote sufficient for such purpose by an affirmative vote of a majority of the directors not so interested,

(b) such interest or connection is disclosed or known to the stockholders, and thereafter such contract, act, or transaction is approved by the stockholders, or

(c) such contract, act or transaction is fair and reasonable to the Corporation at the time it is authorized by the directors or by the stockholders.

8.10 Restriction of Duties and Liabilities. The stockholders, directors, and officers shall in no event have any greater duties or liabilities than those imposed by applicable law.

8.11 Persons Dealing with Directors or Officers. As to any Persons dealing in good faith with directors or Corporation officers, any act of the directors or officers purporting to be done in their capacity as such shall be conclusively deemed to be within the purposes of the Corporation and within the powers of the directors and officers. The directors may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name and on behalf of the Corporation and/or directors. No Person dealing in good faith with the directors or any of them or with the authorized officers, employees, agents, or representatives of the Corporation shall be bound to see to the application of any funds or property passing into their hands or control. The receipt by the directors or any of them or by authorized officers, employees, agents, or representatives of the Corporation of moneys or other consideration shall be binding upon the Corporation.

8.12 Reliance. The directors and Corporation officers may consult with counsel and the advice or opinion of such counsel shall be full and complete personal protection to all of the directors and officers in respect to any action taken or suffered by them in good faith and in reliance on and in accordance with such advice or opinion. In discharging their duties, directors and Corporation officers, when acting in good faith, may rely upon financial statements of the Corporation represented to them to be correct by the Chairman of the Board, the President or the officer of the Corporation having charge of its books of account or stated in a written report by an independent certified public accountant fairly to present the financial position of the Corporation. The directors may rely, and shall be personally protected in acting, on any instrument or other document believed by them to be genuine.

8.13 Income Tax Status. Anything to the contrary herein notwithstanding and without limitation of any rights of indemnification or non-liability of the directors herein, the directors by these Bylaws make no commitment or representation that the Corporation will qualify for the dividends paid deduction permitted by the Internal Revenue Code, as amended, and the rules and regulations thereunder pertaining to real estate investment trusts shall not render the directors liable to the stockholders or to any other person or in any manner operate to annul the Corporation.

Article 9

General Provisions

9.1 Dividends. The Board may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Delaware General Corporation Law and the Certificate.

9.2 Reserves. The Board may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

9.3 Execution of Instruments. All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

9.4 Fiscal Year. The fiscal year of the Corporation shall end on December 31st.

9.5 Seal. The corporate seal shall be in such form as the Board shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Article 10

Amendments to Bylaws

The stockholders of the Corporation may from time to time make, amend or repeal these Bylaws by an affirmative vote of a majority of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. The Board may from time to time make, amend or repeal these Bylaws.

The foregoing Bylaws were adopted by the Board on July 19, 2002, approved by the stockholders on September 24, 2002, and became effective on November 15, 2002.

/S/ CHARLES P. WINGARD
Charles P. Wingard, Secretary